NEWS RELEASE

Contact for Analysts:                     Contact for Media:
Glenn Dong                         Sharon Wenzl
Cooper Standard                     Cooper Standard
(248) 596-6031                        (248) 596-6211
investorrelations@cooperstandard.com            sswenzl@cooperstandard.com

Cooper Standard Announces the Restructuring of its European Operations

NOVI, Mich., Jan. 21, 2015 – Cooper-Standard Holdings Inc. (NYSE: CPS), the parent company of Cooper-Standard Automotive Inc. (“Cooper Standard”), today announced its intention to restructure its European manufacturing footprint based on current and anticipated market demands. The restructuring effort aims to further improve Cooper Standard’s European capability by removing excess capacity, improving cost structure and shifting some production to its Eastern European facilities. Actions include consolidation of operations to improve efficiencies and closure or downsizing of certain facilities with high costs and unutilized capacity in Western Europe, including Germany and France. Cooper Standard expects to complete these restructuring activities by the end of 2017. The actions announced today are subject to consultation with employee works councils and other approvals.

“Restoring our competitive position in Europe is critical to our strategy of driving profitable growth and becoming a top 30 global automotive supplier,” said Jeffrey Edwards, chairman and CEO, Cooper Standard. “A healthy European business is also essential to ensuring that Cooper Standard is properly positioned to support our local and global customers.”

Cooper Standard expects to recognize total expense related to these actions of approximately $120-$125 million over the next three years. Cooper Standard anticipates these restructuring activities to provide approximately $50-$55 million in annualized savings after completion.

About Cooper Standard
Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing, fuel and brake delivery, fluid transfer and anti-vibration systems. Cooper Standard employs more than 27,000 people globally and operates in 20 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements
There are a number of risks and uncertainties that could cause the company’s actual results to differ materially from the forward-looking statements contained in this announcement. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements made herein include, but are not limited to: prolonged or material contractions in automotive sales and production volumes, the company’s liquidity, the viability of the company’s supply base and the financial conditions of the company’s customers; loss of large customers or significant platforms; the company’s ability to obtain financing in the future; ability to generate sufficient cash to service all of the company’s indebtedness; operating and financial restrictions imposed on the company by the term loan and credit agreement; underfunding of pension plans; availability and increasing volatility in costs of manufactured components and raw materials; escalating pricing pressures; the company’s ability to meet significant increases in demand; the company’s ability to successfully compete in the automotive parts industry; risks associated with the company’s non-U.S. operations; foreign currency exchange rate fluctuations; ability to control the operations of the company’s joint ventures for its sole benefit; effectiveness of continuous improvement programs and other cost savings plans; product liability, warranty and recall claims that may be brought against the company; work stoppages or other labor conditions; natural disasters; ability to meet the company’s customers’ needs for new and improved products on a timely or cost-effective basis; the possibility that the company’s acquisition strategy may not be successful; the ability of the company’s intellectual property portfolio to withstand legal challenges; a disruption in or the inability to successfully implement upgrades to the company’s information technology systems; environmental, health and safety laws and other laws and regulations; the possible volatility of the company’s annual effective tax rate; significant changes in discount rates and the actual return on pension assets and other factors; the possibility of future impairment charges to the company’s goodwill and long-lived assets; the concentration of stock ownership may allow a few owners to exert significant control over the company; stock volatility; and dependence on the company’s subsidiaries for cash to satisfy the obligations of the holding company.
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